Exhibit 99.1

Chico’s FAS, Inc. • 11215 Metro Parkway • Fort Myers, Florida 33966 • (239) 277-6200

Chico's FAS, Inc. Reports Second Quarter Results

Fort Myers, FL - August 27, 2014 - Chico’s FAS, Inc. (NYSE: CHS) today announced its financial results for the fiscal 2014 second quarter and twenty-six weeks ended August 2, 2014.

For the thirteen weeks ended August 2, 2014 (the second quarter), the Company reported net income of $30.1 million compared to net income of $43.6 million for the thirteen weeks ended August 3, 2013, and second quarter 2014 earnings per diluted share of $0.20 compared to earnings per diluted share of $0.27 in last year’s second quarter.
For the twenty-six weeks ended August 2, 2014, the Company reported net income of $70.0 million compared to net income of $94.7 million in the same period last year, and earnings per diluted share of $0.46 compared to earnings per diluted share of $0.58 in the same period last year.
Net Sales
For the second quarter, net sales were $671.1 million, an increase of 3.3% compared to $649.5 million in last year’s second quarter, primarily reflecting 98 net new stores for a square footage increase of 6.4% and comparable sales growth of 0.3%, partially offset by a $4.4 million decrease in Boston Proper net sales. The 0.3% increase in comparable sales for the second quarter was following a 2.6% decrease in last year’s second quarter, and reflected an increase in transaction count partially offset by a decrease in average dollar sale.

For the second quarter, the Chico’s/Soma Intimates brands’ comparable sales increased 1.4% following a 3.1% decrease in last year’s second quarter. The Chico’s brand experienced an increase of slightly less than 1% in comparable sales in the second quarter compared to a mid-single digit decrease in last year’s second quarter, and the Soma Intimates brand experienced a mid-single digit comparable sales increase in the second quarter compared to a high-single digit increase in last year’s second quarter. The White House | Black Market brand’s comparable sales decreased 1.9% following a 1.5% decrease in last year’s second quarter.

Gross Margin

For the second quarter, gross margin was $351.5 million compared to $356.1 million in last year’s second quarter. Gross margin was 52.4% of net sales, a 240 basis point decrease from last year’s second quarter, primarily reflecting increased promotional activity in fiscal 2014 to sell through seasonal merchandise.

Selling, General and Administrative Expenses

For the second quarter, selling, general and administrative expenses (“SG&A”) were $304.7 million compared to $286.3 million in last year’s second quarter. SG&A was 45.4% of net sales, a 140 basis point increase from last year’s second quarter, primarily reflecting sales deleverage of store expenses, costs to support new store growth and the impact of approximately $5 million in incremental investment spending on strategic initiatives.

Income Tax Provision
For the second quarter, the effective tax rate was 35.5%, compared to an effective tax rate of 37.7% in last year's second quarter, primarily reflecting favorable state tax settlements.

Inventories

At the end of the second quarter of 2014, total inventories per selling square foot increased 2.5%, excluding in-transit inventories. The increase primarily reflects a slightly higher average unit cost for inventories on hand and forward fabric commitments. In-transit inventories increased by $11.2 million, primarily reflecting an increase in the amount and timing of shipping via ocean compared to 2013.

Share Repurchase Program

During the second quarter of fiscal 2014, the Company repurchased 0.6 million shares for $10.0 million under its $300 million share repurchase program announced in December 2013. During the twenty-six weeks ended August 2, 2014 and August 3, 2013, the Company repurchased a total of 0.6 million shares for $10.0 million and 4.9 million shares for $85.0 million, respectively, with $290 million remaining under the program as of the end of the second quarter of fiscal 2014.

ABOUT CHICO’S FAS, INC.

The Company, through its brands – Chico's, White House | Black Market, Soma Intimates, and Boston Proper, is a leading omni-channel specialty retailer of women’s private branded, sophisticated, casual-to-dressy clothing, intimates, complementary accessories, and other non-clothing items.

As of August 2, 2014, the Company operated 1,525 stores in the US and Canada and sold merchandise through franchise locations in Mexico. The Company’s merchandise is also available at www.chicos.com, www.whbm.com, www.soma.com, and www.bostonproper.com. For more detailed information on Chico's FAS, Inc., please go to our corporate website at www.chicosfas.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 Certain statements contained herein, including without limitation, statements addressing the beliefs, plans, objectives, estimates or expectations of the Company or future results or events constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements involve known or unknown risks, including, but not limited to, general economic and business conditions, and conditions in the specialty retail industry. There can be no assurance that the actual future results, performance, or achievements expressed or implied by such forward-looking statements will occur. Users of forward-looking statements are encouraged to review the Company’s latest annual report on Form 10-K, its filings on Form 10-Q, management’s discussion and analysis in the Company’s latest annual report to stockholders, the Company’s filings on Form 8-K, and other federal securities law filings for a description of other important factors that may affect the Company’s business, results of operations and financial condition. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized.

(Financial Tables Follow)

Executive Contact:
Dave Slater
Vice President – Investor Relations
Chico’s FAS, Inc.
(239) 346-4199

Chico’s FAS, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(Unaudited)
(in thousands, except per share amounts)

	Twenty-Six Weeks Ended				Thirteen Weeks Ended
	August 2, 2014		August 3, 2013		August 2, 2014		August 3, 2013
	Amount	% of Sales	Amount	% of Sales	Amount	% of Sales	Amount	% of Sales
Net sales:
Chico’s/Soma Intimates	$872,009	64.4%	$839,395	63.6%	$431,888	64.3%	$414,734	63.8%
White House | Black Market	431,087	31.9%	425,488	32.2%	213,914	31.9%	205,090	31.6%
Boston Proper	49,639	3.7%	55,342	4.2%	25,328	3.8%	29,679	4.6%
Total net sales	1,352,735	100.0%	1,320,225	100.0%	671,130	100.0%	649,503	100.0%
Cost of goods sold	618,372	45.7%	577,239	43.7%	319,658	47.6%	293,361	45.2%
Gross margin	734,363	54.3%	742,986	56.3%	351,472	52.4%	356,142	54.8%
Selling, general and administrative expenses	623,786	46.1%	591,161	44.7%	304,737	45.4%	286,262	44.0%
Acquisition and integration costs	—	0.0%	914	0.1%	—	0.0%	—	0.0%
Income from operations	110,577	8.2%	150,911	11.5%	46,735	7.0%	69,880	10.8%
Interest income (expense), net	31	0.0%	299	0.0%	(9)	0.0%	108	0.0%
Income before income taxes	110,608	8.2%	151,210	11.5%	46,726	7.0%	69,988	10.8%
Income tax provision	40,600	3.0%	56,500	4.3%	16,600	2.5%	26,400	4.1%
Net income	$70,008	5.2%	$94,710	7.2%	$30,126	4.5%	$43,588	6.7%
Per share data:
Net income per common share-basic	$0.46		$0.58		$0.20		$0.27
Net income per common and common equivalent share–diluted	$0.46		$0.58		$0.20		$0.27
Weighted average common shares outstanding–basic	148,584		157,379		148,694		156,589
Weighted average common and common equivalent shares outstanding–diluted	149,127		158,322		149,218		157,573
Dividends declared per share	$0.225		$0.165		$0.075		$0.055

Chico’s FAS, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands)

	August 2, 2014	February 1, 2014	August 3, 2013

ASSETS
Current Assets:
Cash and cash equivalents	$114,387	$36,444	$93,417
Marketable securities, at fair value	94,276	116,002	208,434
Inventories	238,072	238,145	211,148
Prepaid expenses and other current assets	50,744	50,698	57,492
Total Current Assets	497,479	441,289	570,491
Property and Equipment, net	635,651	631,050	622,708
Other Assets:
Goodwill	171,427	171,427	238,693
Other intangible assets, net	116,017	118,196	125,988
Other assets, net	10,828	9,229	8,212
Total Other Assets	298,272	298,852	372,893
	$1,431,402	$1,371,191	$1,566,092
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$156,091	$131,254	$139,727
Other current and deferred liabilities	140,545	142,073	140,197
Total Current Liabilities	296,636	273,327	279,924
Noncurrent Liabilities:
Deferred liabilities	141,704	138,874	141,708
Deferred taxes	47,441	49,887	51,018
Total Noncurrent Liabilities	189,145	188,761	192,726
Stockholders’ Equity:
Preferred stock	—	—	—
Common stock	1,530	1,522	1,609
Additional paid-in capital	393,031	382,088	366,032
Retained earnings	551,003	525,381	725,736
Accumulated other comprehensive income	57	112	65
Total Stockholders’ Equity	945,621	909,103	1,093,442
	$1,431,402	$1,371,191	$1,566,092

Chico’s FAS, Inc. and Subsidiaries
Condensed Consolidated Cash Flow Statements
(Unaudited)
(in thousands)

	Twenty-Six Weeks Ended
	August 2, 2014	August 3, 2013
Cash Flows From Operating Activities:
Net income	$70,008	$94,710
Adjustments to reconcile net income to net cash provided by operating activities —
Depreciation and amortization	60,373	58,628
Deferred tax (benefit) expense	(4,443)	3,556
Stock-based compensation expense	12,684	14,304
Excess tax benefit from stock-based compensation	(1,196)	(1,437)
Deferred rent and lease credits	(9,221)	(8,602)
Loss on disposal and impairment of property and equipment	209	753
Changes in assets and liabilities:
Inventories	73	(4,299)
Prepaid expenses and other assets	(1,645)	(2,568)
Accounts payable	13,346	1,483
Accrued and other liabilities	12,952	(13,491)
Net cash provided by operating activities	153,140	143,037
Cash Flows From Investing Activities:
Purchases of marketable securities	(42,700)	(60,128)
Proceeds from sale of marketable securities	64,407	124,042
Purchases of property and equipment, net	(62,966)	(71,745)
Net cash used in investing activities	(41,259)	(7,831)
Cash Flows From Financing Activities:
Proceeds from issuance of common stock	4,297	7,900
Excess tax benefit from stock-based compensation	1,196	1,437
Dividends paid	(22,901)	(17,777)
Repurchase of common stock	(16,527)	(90,208)
Net cash used in financing activities	(33,935)	(98,648)
Effects of exchange rate changes on cash and cash equivalents	(3)	—
Net increase in cash and cash equivalents	77,943	36,558
Cash and Cash Equivalents, Beginning of period	36,444	56,859
Cash and Cash Equivalents, End of period	$114,387	$93,417

Supplemental Detail on Earnings Per Share Calculation

In accordance with accounting guidance, unvested share-based payment awards that include non-forfeitable rights to dividends, whether paid or unpaid, are considered participating securities. As a result, such awards are required to be included in the calculation of earnings per common share pursuant to the “two-class” method. For the Company, participating securities are composed entirely of unvested restricted stock awards and performance-based restricted stock units (“PSUs”) that have met their relevant performance criteria.

Earnings per share is determined using the two-class method, as it is more dilutive than the treasury stock method. Basic earnings per share is computed by dividing net income available to common stockholders by the weighted-average number of common shares outstanding during the period. Diluted earnings per share reflects the dilutive effect of potential common shares from non-participating securities such as stock options and PSUs. For the twenty-six weeks and thirteen weeks ended August 2, 2014 and August 3, 2013, potential common shares from non-participating securities were excluded from the computation of diluted EPS because they were antidilutive.

The following unaudited table sets forth the computation of basic and diluted earnings per share shown on the face of the accompanying condensed consolidated statements of income (in thousands, except per share amounts):

	Twenty-Six Weeks Ended		Thirteen Weeks Ended
	August 2, 2014	August 3, 2013	August 2, 2014	August 3, 2013

Numerator
Net income	$70,008	$94,710	$30,126	$43,588
Net income and dividends declared allocated to participating securities	(1,902)	(2,612)	(842)	(1,284)
Net income available to common shareholders	$68,106	$92,098	$29,284	$42,304
Denominator
Weighted average common shares outstanding – basic	148,584	157,379	148,694	156,589
Dilutive effect of non-participating securities	543	943	524	984
Weighted average common and common equivalent shares outstanding – diluted	149,127	158,322	149,218	157,573
Net income per common share:
Basic	$0.46	$0.58	$0.20	$0.27
Diluted	$0.46	$0.58	$0.20	$0.27

SEC Regulation G - The Company reports its consolidated financial results in accordance with generally accepted accounting principles (GAAP). However, to supplement these consolidated financial results, management believes that certain non-GAAP results, which exclude certain non-recurring charges including acquisition and integration costs, may provide a more meaningful measure on which to compare the Company’s results of operations between periods. The Company believes these non-GAAP results provide useful information to both management and investors by excluding certain expenses that impact the comparability of the results. A reconciliation of net income and earnings per diluted share on a GAAP basis to net income and earnings per diluted share on a non-GAAP basis is presented in the table below:

Chico’s FAS, Inc. and Subsidiaries
GAAP to Non-GAAP Reconciliation of Net Income and Diluted EPS
(Unaudited)
(in thousands, except per share amounts)

	Twenty-Six Weeks Ended		Thirteen Weeks Ended
	August 2, 2014	August 3, 2013	August 2, 2014	August 3, 2013
Net income:

GAAP basis	$70,008	$94,710	$30,126	$43,588
Add: Impact of acquisition and integration costs, net of tax	—	572	—	—
Non-GAAP adjusted basis	$70,008	$95,282	$30,126	$43,588

Net income per diluted share:

GAAP basis	$0.46	$0.58	$0.20	$0.27
Add: Impact of acquisition and integration costs, net of tax	0.00	0.00	0.00	0.00
Non-GAAP adjusted basis	$0.46	$0.58	$0.20	$0.27

Chico's FAS, Inc. and Subsidiaries
Store Count and Square Footage
Thirteen Weeks Ended August 2, 2014
(Unaudited)

	As of 5/3/14	New Stores	Closures	As of 8/2/14
Store count:
Chico’s frontline boutiques	619	1	—	620
Chico’s outlets	111	5	(1)	115
WH|BM frontline boutiques	437	5	(1)	441
WH|BM outlets	61	2	—	63
WH|BM Canada	3	1	—	4
Soma frontline boutiques	243	11	—	254
Soma outlets	16	1	—	17
Boston Proper frontline boutiques	6	5	—	11
Total Chico’s FAS, Inc.*	1,496	31	(2)	1,525

	As of 5/3/14	New Stores	Closures	Other changes in SSF	As of 8/2/14
Net selling square footage (SSF):
Chico’s frontline boutiques	1,691,300	2,605	—	(1,344)	1,692,561
Chico’s outlets	279,612	12,008	(2,641)	—	288,979
WH|BM frontline boutiques	991,553	13,298	(1,989)	817	1,003,679
WH|BM outlets	125,978	4,731	—	—	130,709
WH|BM Canada	7,987	2,064	—	—	10,051
Soma frontline boutiques	460,879	20,240	—	(1,934)	479,185
Soma outlets	30,227	1,445	—	—	31,672
Boston Proper frontline boutiques	9,424	8,852	—	—	18,276
Total Chico’s FAS, Inc.	3,596,960	65,243	(4,630)	(2,461)	3,655,112

* As of August 2, 2014 the Company also sold merchandise through eight international franchise locations.

Chico's FAS, Inc. and Subsidiaries
Store Count and Square Footage
Twenty-Six Weeks Ended August 2, 2014
(Unaudited)

	As of 2/1/14	New Stores	Closures	As of 8/2/14
Store count:
Chico’s frontline boutiques	611	11	(2)	620
Chico’s outlets	110	7	(2)	115
WH|BM frontline boutiques	436	9	(4)	441
WH|BM outlets	59	4	—	63
WH|BM Canada	3	1	—	4
Soma frontline boutiques	232	23	(1)	254
Soma outlets	17	1	(1)	17
Boston Proper frontline boutiques	4	7	—	11
Total Chico’s FAS, Inc.*	1,472	63	(10)	1,525

	As of 2/1/14	New Stores	Closures	Other changes in SSF	As of 8/2/14
Net selling square footage (SSF):
Chico’s frontline boutiques	1,672,225	27,963	(5,544)	(2,083)	1,692,561
Chico’s outlets	278,223	17,093	(6,337)	—	288,979
WH|BM frontline boutiques	986,708	23,688	(9,445)	2,728	1,003,679
WH|BM outlets	121,565	9,144	—	—	130,709
WH|BM Canada	7,987	2,064	—	—	10,051
Soma frontline boutiques	441,387	41,387	(1,684)	(1,905)	479,185
Soma outlets	32,682	1,445	(2,346)	(109)	31,672
Boston Proper frontline boutiques	6,003	12,273	—	—	18,276
Total Chico’s FAS, Inc.	3,546,780	135,057	(25,356)	(1,369)	3,655,112

* As of August 2, 2014 the Company also sold merchandise through eight international franchise locations.